UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                  October 26, 2011

XCEL BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 26, 2011, XCel Brands, Inc. (the “Company”) restated and amended its By-laws (the “Restated and Amended By-laws”) pursuant to a unanimous consent of its board of directors (the “Board”). The Board amended and restated the Company’s By-laws in their entirety to, among other things, establish procedures for stockholder proposals and director nominations, revise the provisions for calling stockholder meetings, establishing procedures for stockholder action by consent in lieu of meetings, increasing the stockholder vote requirement for removal of directors and amending the By-Laws, and revising the provisions relating to the indemnification of officers, directors and employees of the Company.

The Restated and Amended By-laws are annexed hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1           Restated and Amended By-laws of XCel Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. By: /s/Robert D’Loren Robert D’Loren Chief Executive Officer

Date: November 1, 2011